LEASE
                                      -----

         Landlord:                  SEBASTIANO SALEMI and NUNZIA, husband and
                                    wife, 4617 Garfield Street, Hollywood,
                                    Florida 33021

         Tenant: LAKER AIRWAYS, INC., a Delaware Corporation, 2953 Simms Street, Hollywood, Florida 33020

         Premises:                  Four Thousand Eight Hundred (4,800)
                                    square feet of office/storage space
                                    located at 2953 Simms Street,
                                    Hollywood, Broward County, Florida,
                                    Contained in a building located upon
                                    the following described land:

                                    The South 174 feet, less the East 150 feet thereof, of that portion of Parcel B lying between N. 29th and N. 30th Avenue, as showed on the Plat of SOUTH FLORIDA INDUSTRIAL PARK, according to the Plat thereof, recorded in Plat Book 63, Page 38 of the Public Records of Broward County, Florida.

1. DEMISE - Landlord, for and in consideration of the rents hereinafter reserved, and the terms, conditions, covenants and provisions contained in this Lease, hereby leases to Tenant, and the Tenant hereby takes and hires from the Landlord, subject to the terms and conditions contained in this Lease, the Premises, together wit any and all rights, privileges, and easements benefitting, belonging or pertaining thereto. The building which contains the Premises, and the surrounding land, but which is not a part of the Premises, shall be defined as the "Property."

2. TERM - The term of this Lease shall be three (3) years commencing February 1, 1997 (the"Commencement Date") and ending January 31, 2000, unless sooner terminated or extended as provided in this Lease.

3. BASE MINIMUM RENT - Tenant agrees to pay to the Landlord as Base Minimum Rent for the Premises, without offset or deductions, and without previous demand therefor, an Initial Annual Rental of THIRTY-TWO THOUSAND FOUR HUNDRED DOLLARS AND 00/100 ($32,400.00), plus applicable sales tax, payable in equal monthly installments of TWO THOUSAND SEVEN HUNDRED DOLLARS AND 00/100 ($2,700.00), plus applicable sales tax, on the first day of each and every month for the term of the lease.

All rent required under this Lease shall be payable to the Landlord at the address set forth in this Lease for notices t the Landlord. If any payment of rent is not received by the Landlord within ten (10) days of its due date, Tenant shall pay to Landlord a late fee equal to Five (5%) Percent of the amount of the payment.


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All rent shall be payable plus applicable sales tax, on the first day of each and every month.

On the first anniversary of the Commencement Date, the Base Minimum Rent shall be increased in accordance with changes in the Consumer Price Index (CPI) as defined below. The Base Minimum Rent for the second year of this Lease shall be computed by multiplying the Initial Annual Rental by a fraction, the numerator shall be the CPI for the third month prior to the first anniversary of the Commencement Date and the denominator shall be the CPI for the third month prior to the Commencement Date.

For each subsequent year of this Lease, Base Minimum Rent shall be increased by multiplying the rent for the immediately preceding year by a fraction, the numerator of which shall be the CPI for the third month prior to the anniversary of the Commencement Date and the denominator of which shall be the CPI for the third month prior to the anniversary of the Commencement Date of the previous lease year.

For purposes of this paragraph the Consumer Price Index is defined as follows:

The index number to be used is the "Consumer Price Index for all Urban Consumers (1982-84=100) - All Items," Published in the monthly Labor Review of the Bureau of Labor Statistics of the United Sates Department of Labor. If the aforementioned index becomes unavailable, the index to be used is the "Consumer Price Index" issued by the United States Department of Labor. If the aforementioned index becomes unavailable, the index to be used is the "Consumer Price Index" issued by the United States Department of Labor for the South Atlantic Group of States. If the last mentioned index becomes unavailable, the index to be used is the "Index of the General Price Level," issued by the Federal Reserve Bank of Atlanta, Georgia. If the last mentioned index also becomes unavailable, the index to be used is the "Index of the General Price Level," issued by the Federal Reserve Bank of New York. In the event that the index number series being used becomes subsequently unavailable, and another series has to be used, then the amount of the rent payable and set from such date of unavailability of the former series shall be determined by the new series according to the relationship between the indexes in such new series and the index therein as the previous adjustment date, but no retroactive adjustment for excess or deficiency of rent paid up to the time of use of the new series shall be made. Any revisions in the index number series used are to be effective in determining the amount of said rent except that no retroactive adjustment for excess or deficiency of rent paid up to the time of issuance of the revised index is to be made. The index number as of such adjustment date is to be ascertained approximately by means of interpolation based on the indexes nearest to that date in the index series used.

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In no event, however, shall the Base Minimum Rent for any year of the Lease term be less than the Base Minimum Rent for any preceding year of the Lease term.

4. RULES AND REGULATIONS - Tenant, at its own cost and expense shall properly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of all governmental authorities affecting the Tenant's use of the Premises.

5. SECURITY - Landlord acknowledges receipt of $2,700.00, that Landlord is to retain as security for the faithful performance of all the terms and conditions of this Lease. Landlord shall not be obligated to apply the security deposit on rents or other charges in arrears, or in damages for failure to perform the terms and conditions of this Lease. Application of the security deposit to the arrears of rental payments or damages shall be at the sole option of the Landlord, and the right to possession of the Premises by the Landlord for non-payment of rent for any other reason shall not in any event be affected by the security deposit. The security deposit is to be returned to Tenant when this Lease is terminated, according t the terms of this Lease, If not otherwise applied by reason of any breach of the terms and conditions of this Lease by Tenant. Tenant expressly acknowledges that Tenant shall not have the right to apply the security deposit to rent. In no event is the security deposit to be returned until Tenant has vacated the Premises and delivered possession to the Landlord. In the event the Landlord repossesses the Premises because of the default of the Tenant or because of the failure by the Tenant to carry out the terms and conditions of this Lease, Landlord may apply the security deposit on all damages suffered to the day of repossession and may retain the balance of the security deposit to apply on damages that may accrue or be suffered thereafter by reason of a default or breach of the Tenant. Landlord shall not be obligated to hold the security deposit in a separate fund, but may mix the security deposit wit other funds of the Landlord, and Landlord shall not be obligated to pay interest to Tenant on the security deposit.

As security for the faithful performance of the terms and conditions of this Lease, Tenant hereby pledges and assigns to Landlord all of the furniture, fixtures, goods and chattels of Tenant, which shall or may be brought or put on said Premises, and the Tenant agrees that said lien may be enforced by distress, foreclosure or other process of law at the election of Landlord, and Tenant agrees to pay reasonable attorney' fees, together with all costs and charges incurred or paid by the Landlord by reason of Tenant's failure to perform any of the terms and conditions of this Lease, which sums shall bear interest at the highest rate permitted by law.



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6. RISK OF LOSS - All Personal property placed or moved in the Premises shall be at risk of Tenant or of the owner of such property, and Landlord shall not be liable for any damage to said personal property, or to Tenant, arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the building, or of any other person whomsoever. It is further agreed that Landlord shall not be liable for any damage or injury by water which may be sustained by the Tenant or other person, or for any other damage or injury resulting from the carelessness, negligence or improper conduct on the part of any person whomsoever, or by reason of the breakage, leakage or obstruction of the water, sewer or soil pipes, other leakage in or about said building.

7.       TENANT'S TAXES, INSURANCE AND UTILITY EXPENSES -

         a. During the term of this Lease, Tenant shall pay, before the same shall become delinquent, all personal property taxes, sales taxes, and such other taxes as may be payable by reason of operation of Tenant's business.

         b. During the term of this Lease, Tenant shall pay, before the same shall become delinquent, all charges for services furnished to the Premises for the occupants thereof.

         c. Tenant shall pay one-half of any increase in the real estate taxes over the base year 1996. The real estate taxes for 1996 were $9,387.71 The Tenant's share will be prorated from February 1, 1997, should there be any increase in the taxes. Tenant shall also pay any increase in the insurance on the property over and above the insurance paid in 1996, which premium was $4,249.15 which shall also be prorated as of February 1, should there be an increase in the insurance.

8. USE OF PREMISES - The Premises may be used for storage and an office and for no other purposes whatsoever. The Tenant acknowledges that the burglar alarm system in the premises belongs to Landlord. The Tenant will pay for the monitoring system charges for the burglar alarm system.

Tenant shall not use or occupy, nor permit or suffer the Premises, the Property, or any part thereof to be used or occupied for any unlawful or illegal business, use of purpose, nor in any way in violation of any present or future governmental laws, ordinances, requirements, orders, directives, rules or regulations.

9. ACCESS TO THE PREMISES - During all reasonable hours, Landlord or Landlord's agents shall have the right, but not the obligation, to enter upon the Premises to examine same, to exhibit the Premises to prospective purchasers and during the last 180 days of the term of this lease or any renewal and

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thereof, to exhibit the Premises to prospective tenants, and to make such repairs as may be required of the Landlord under the terms of this Lease. Landlord agrees not to unreasonably interfere with the operation of Tenant's business.

10. REPAIRS - Landlord shall have no liability or responsibility for repairs or maintenance whatsoever, except that Landlord shall paint the floor, remove the wall between the second and the third room, patch and clean the right wall and professionally clean and fix the office area. Tenant will have the right to inspect the work by a certified inspector, to be done at Tenant's cost. Any air-conditioning plumbing, electrical or telephone line repairs needed before the Lease begins will be done at landlord's expense.

Landlord shall keep the roof and exterior walls of the building leak free and make all structural repairs necessary to the roof or exterior walls of the building. "Structural repairs" means repairs necessary to keep the building from collapsing or sagging, or to prevent the Premises from being condemned because of structural insufficiency.

Tenant acknowledges that the Premises are in good condition and that all fixtures, equipment and appurtenances are in good working order, and agrees to maintain the Premises in the same condition, order and repair as they are at the commencement of this Lease, and agrees to make all repairs and replacements in and about the Premises necessary to preserve them in good order and condition, which repairs and replacement made by Tenant shall be in equal quality and class to the original work. Tenant shall promptly pay the expense of any such repairs.

All additions, fixtures or improvements which may be made or installed by Tenant, except movable furniture, shall become the property of the Landlord and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease, at the option of the Landlord. If Landlord elects to allow Tenant to remove such fixtures or additions, Tenant shall repair any damage caused by such removal. Tenant shall not demolish, replace or materially alter the building containing the demised Premises, or any part thereof, whether voluntary or in connection with any repair or restoration required by this Lease.

11. INSURANCE - During the term of this Lease, the Tenant shall carry and pay for liability insurance issued or endorsed to insure the Landlord and any mortgagees from and against any and all claims, suits, actions, damages and/or causes of action arising during the term of this Lease for any personal injury, loss of life and/or damage to property sustained in and about the Premises, by reason of or as a result of Tenant's occupancy of, and from and against any order, judgments and/or decrees which may be entered thereon, and from and against all costs,

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attorneys' fees, expenses and liabilities incurred in and about the defense of any such claim and the investigation thereof, for an amount not less than One Million Dollars ($1,000,000.00) combined single limit.

In addition, Tenant shall carry and pay for replacement cost fire, extended coverage, and flood insurance, to cover the cost of repair or replacement of Tenant's leasehold improvements.

Such insurance shall name the Landlord and any mortgagees as additional insured as the Landlord's and may mortgagee's interests may appear. The insurance policy shall be issued by an insurance company satisfactory to the Landlord.

The Tenant shall deliver to the Landlord these insurance policies or copies or certificates thereof immediately upon commencement of the Lease and thereafter from time to time as required to assure the Landlord and any mortgagees that the coverage afforded by the policies is being maintained continuously by the Tenant and that the premiums therefor had been paid by the Tenant.

12. SUBORDINATION - This Lease shall be subject and subordinate to any mortgage that now encumbers or affects the Property or that the Landlord or any subsequent owners of the Premises may hereafter at any time elect to place on the Property, including but not limited to a purchase money mortgage which may be held by Landlord as a seller, and to all advances, extensions, or modification already made or that may be hereafter made on account of any such mortgage, to the full extent of the principal sum secured thereby and issued thereon. Furthermore, Tenant shall, upon request, execute any paper or papers that Landlord's counsel may deem necessary to accomplish such subordination of Tenant's interest in this Lease, in default of which Landlord is hereby appointed as Tenant's attorney-in-fact to execute such papers in the name of Tenant and as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and irrevocable.

13. ASSIGNMENT AND SUBLEASING - Tenant shall not assign this Lease, sublet the entire Premises or otherwise transfer any interest in this Lease, without the prior written consent of the Landlord, which consent will not be unreasonably withheld. Landlord's consent may be conditioned upon the proposed assignee being of equal or greater financial strength as Tenant or Tenant's guarantor (if any). No consent to an assignment or sublease shall release Tenant or Tenant's guarantor (if any) from any obligations under this lease. If Tenant is a corporation, a transfer of more than 25% of the stock of said Tenant corporation shall be deemed an assignment for purposes of this Lease.

Tenant shall not sublet portions of the Premises without Landlord's prior written consent, which shall be in Landlord's

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sole and absolute discretion. In the event of any sublease hereunder, Landlord shall be entitled to receive, in addition to any and all rent otherwise required under this Lease, one hundred (100%) percent of any amount paid to Tenant, by a sub-tenant, above the rent payable by Tenant to Landlord pursuant to this Lease. If a sublease is permitted by Landlord, Tenant agrees to furnish Landlord with a photostatic copy of each sublease made for space in the Premises.

Tenant shall not hypothecate, transfer, pledge or otherwise encumber this Lease or Tenant's right hereunder nor shall Tenant permit any such encumbrance. Any attempt at assignment, sublease, pledge, transfer or encumbrance of this Lease without the prior written consent of Landlord shall be null and void, and a default under this Lease.

Tenant shall and does hereby indemnify and agree to hod Landlord harmless from any and all liabilities, claims and causes of action arising under any terms and conditions of every sublease, license or concession agreement, unless such liabilities, claims and causes of action arise by reason of a default or breach by Landlord, or the negligent conduct or activity of Landlord, its agents or employees, under this Lease.

If all or any part of the Premises be sublet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect sub rent from any and all subtenants or occupants, and apply the net amount collected to the net annual rent reserved herein, but no such collection shall be, or be deemed to be, a waiver of any agreement, term, covenant or condition of this Lease or the acceptance by Landlord of any subtenant or occupant as Tenant, or a release of Tenant form performance by Tenant of its obligations under this Lease.

To secure the prompt and full payment by Tenant of the rental in this Lease reserved and the faithful performance by Tenant of al the other terms and conditions herein contained on its part to be kept and performed, Tenant hereby assigns, transfers and sets over unto Landlord, subject to the conditions hereinafter set forth, all of Tenant's right, title and interest in and to all subleases that may hereafter be made and in and to all concession agreements hereafter made affecting any part of the Premises.

14. INDEMNIFICATION OF LANDLORD - In addition to any other indemnities to Landlord specifically provided in this Lease, Tenant shall indemnify and save harmless Landlord against and from all liabilities, liens, suits, obligations, fines damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees by or on behalf of any person which may be imposed upon or incurred by or asserted against Landlord by reason of the use and/or occupancy of the Premises or any part thereof, or any surrounding areas, by Tenant

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or Tenant's agents, contractors, servants, employees, licensees or invitees during the term of this Lease. This indemnification shall specifically extend to but shall not be limited to loss or damage arising out of environmental hazards or contamination.

The provisions of this Article and the provisions of all other indemnity provisions elsewhere contained in this Lease shall survive the expiration or earlier termination of this Lease for events occurring prior to such expiration or termination.

Landlord shall not in any event whatsoever be liable for any injury or damage to any personal property or to any person happening on, in or about the building be leased, whether belonging to Tenant or any other person, caused by any fire, breakage, leakage, defect or bad condition in any part or portion of the Premises, howsoever caused unless such injury or damage is caused by the active negligence of the Landlord, its agents or employees, or a breach or default by Landlord of its obligations under this Lease.

Tenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) which may be brought against Landlord or in which Landlord may be impleaded with others upon any such above-mention matters, claim or claims. In such event, Landlord agrees to cooperate and assist Tenant and Tenant's counsel in providing documentation, plans, specifications and any other agreements or documents which may be reasonably required by Tenant and/or Tenant's in order to defend such suit or actions. Tenant shall pay to the Landlord all costs and expenses, including reasonable attorneys' fees (including costs, expenses and attorneys' fees in any appellate proceedings), incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of the Tenant.

Notwithstanding the provisions of this Article, Tenant shall not be liable for any of the acts, actions or negligent acts or omission of the Landlord, its agents or employees.

15. RESTRICTION AGAINST CONSTRUCTION LIEN - Neither Tenant nor anyone claiming by, through or under Tenant, shall have any right to file or place any construction lien of any kind or character whatsoever on the property and notice is hereby given that no contractor subcontractor, or anyone else that may furnish any material, service or labor to the property at any time shall be or become entitled to any lien thereon whatsoever. For the further security of Landlord, Tenant shall give actual notice of this restriction in advance to any and all contractors, subcontractors, or other persons, firms, or corporations that may furnish any such material, service, or labor.


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Landlord shall have the right to record a notice of this provision in the Public
Records of the County in which Premises is located.

If such lien is filed against Landlord's interest on the Property, Tenant shall cause such lien to be released of record or bonded within thirty (30) days of Tenant's knowledge of such lien.

16.      CONDEMNATION -

         a. If at any time during the term of this Lease, the whole or materially all of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right, this Lease, the term hereby granted, any rights of renewal hereof and any renewal terms hereof, shall terminate and expire on the date of such taking and the rent and other sum or sums of money and other charges herein reserved and provided to be paid by the Tenant shall be apportioned and paid to the date of such taking.

         b. The term "materially all of the Premises "shall be deemed to mean such portion of the Premises, as when so taken, would leave remaining a balance of the Premises which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not allow the Tenant to continue its business operations, or would not under economic conditions, zoning laws or building regulations then existing or prevailing, readily accommodate a new building or buildings of a nature similar to the build or buildings existing upon the Land at the date of such taking and of floor area sufficient, together with buildings not taken in the condemnation, to operate Tenant's business, taking into account all reasonable parking requirements.

         c. For the purpose of this Article, the Premises or a part thereof, as the case may be, shall be deemed to have been taken or condemned on the date on which actual possession of the Premises or a part thereof, as case may be is acquired by any lawful power or authority or the date on which title vests therein, whichever is earlier.

         d. It is further understood and agreed that if any time during the term of this Lease the Premises or the Property or the improvements or buildings located thereon, or any portion thereof, be taken or appreciated. Or condemned by reason of eminent domain, the entire award shall be the property of the Landlord and in no event shall tenant receive any portion of any award made to Landlord. Tenant shall have the right to make a separate claim for its own damages.

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         In the event less than materially all of the Premises shall be taken by governmental authority, then:

                  i. If the portion so taken does not affect the operation of Tenant's business, then this Lease shall continue in full force and effect.

                  ii. In the event the portion of the Premises are taken so that Tenant's is able to continue to operate its business, but the operation of such business is reduced by reason of such taking, then the Base Minimum Rent shall be reduced proportionately by the same percentage as the square footage of the Premises which have been taken by governmental authority bears to the total square footage of the Premises prior to such taking.

17.      DESTRUCTION OF PREMISES -

         a. In the event the entire Premises or materially all of the Premises are destroyed by fire or other casualty, Landlord shall have the option of terminating this Lease or of rebuilding the Premises and shall give written notice of such election to the Tenant within thirty (30) days after the date of such casualty. In the event Landlord elects to rebuild the Premises, the Premises shall be restored to its former condition within a reasonable time, during which the rent due from Tenant to Landlord hereunder shall abate. In the event Landlord elects to terminate this Lease, rent shall be paid only to the date of such casualty, and the term of this Lease shall expire as of the date of such casualty and shall be of no further force and effect and Landlord shall be entitled to sole possession of the Premises.

         b. The term "materially all of the Premises" shall be deemed to mean such portion of the Premises, as when so destroyed, would leave remaining a balance of the Premises which due to the amount of area destroyed or the location of the part so destroyed in relation to the part left undamaged would not allow the Tenant to continue its business operations.

         c. In the event of a partial destruction which is not materially all of the Premises, the Base Minimum Rent shall proportionately abate based upon the square footage of the Premises remaining undamaged and Landlord shall repair the damage.

         d. Notwithstanding the foregoing, if the damage or destruction is as a result of the action or inaction of Tenant or Tenant's employees, or agents, invitees, or as a result of Tenant not fulfilling all of its obligations under this Lease, no rent shall abate and Tenant shall make all necessary repairs.



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18. QUIET ENJOYMENT - Tenant, upon paying the rent and all other sums and charges to be paid by it as herein provided, and observing and keeping all covenants, warranties, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease, without hindrance or molestation by anyone.

19. DEFAULTS - Each of the following events shall be an "Event of Default" hereunder:

         a. Failure of Tenant to pay any installment of Rental or any part thereof, or any other payments of money, costs or expenses herein agreed to be paid by Tenant, when due.

         b. Failure to observe or perform on one or more of the other terms, conditions, covenants or agreements of this Lease and the continuance of such failure for a period of fifteen (15) days after written notice by Landlord specifying such failure (unless such failure requires work to be performed, acts to be done or conditions to be improved, as the case may be, within such fifteen
(15) day period, in which case no default shall be deemed to exist so long as Tenant shall have commenced curing the same within such 15 day period, and shall diligently and continuously prosecute the same to completion).

         c. If this Lease of the estate of Tenant hereunder shall be transferred to or assigned to or subleased to or shall pass to any person or party, except in a manner herein permitted.

         d. If a levy under execution or attachment shall be made against Tenant or its property and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days.

         e. A rejection of the Lease by a trustee in bankruptcy appointed in connection with the bankruptcy of the Tenant.

         f. A failure to vacate the Premises upon termination of this Lease.

No payment by Tenant or receipt by Landlord of an amount less than the required payment set forth in the Lease, shall be considered as anything other than a partial payment of the amount due. No endorsement or statement to the contrary on any check shall be deemed an accord and satisfaction. Landlord may accept a partial payment without prejudicing Landlord's right to recover the balance of such payment which is still due, and without affecting any other remedies available to Landlord.

20. REMEDIES - Upon an "Event of Default" as defined above, Landlord at it Option shall have the following non-exclusive remedies in addition to those provided by law:

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         a. Landlord may treat the Lease as terminated whereupon the right of
Tenant to the possession of the Premises shall immediately terminate, and the mere retention or possession thereafter by Tenant shall constitute a forcible detainer.

         b. Landlord may terminate Tenant's right of possession, without the termination of this Lease, in which event Landlord shall have the right to relet the Premises as the agent for the Tenant and to hold the Tenant responsible for any deficiency between the amount of rent realized from such reletting, less any and all expenses incurred by the Landlord in connection with such reletting, including but not limited to renovation and repair expenses, and the amount which would have been payable by Tenant under the terms of this Lease. No re-entry or repossession by the Landlord shall serve to terminate this Lease, unless the Landlord so elects in writing, nor shall it release Tenant from any liability for the payment of any rent stipulated to be paid pursuant to this Lease or for the performance or fulfillment of any other term or condition provided herein.

         c. Landlord may declare all the installments of rent for the whole term of this Lease to be immediately due and payable at once without further demand, in which event all sums payable to the Landlord shall bear interest from the date of default at the highest rate permitted by law.

         d. Landlord shall have the right to take no immediate action and to hod the Tenant responsible for the rent as it becomes due.

         e. Any Base Minimum Rent which was abated or waived by Landlord shall also be immediately due and payable by Tenant to Landlord.

         f. In the event of a holdover by Tenant after the termination of this Lease Landlord shall have the right to collect double the amount of Base Minimum Rent. In addition, Tenant shall be responsible for any cost or expenses incurred by Landlord as a result of such holdover, including but not limited to any damage incurred by Landlord as a result of Landlord's inability to make the premises available to a new Tenant.

21. ATTORNEY'S FEES - In the event of any litigation arising out of this lease, the Losing Party shall pay to the Prevailing Party all costs and expenses, including reasonable attorneys' fees (including appellate proceedings) which the Prevailing Party may incur.

22. CERTIFICATES - Either party shall, without charge, at any time and from time to time hereafter as may be commercially reasonable, within fifteen (15) days after written request of the other, certify by written instrument duly executed and

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acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request:

         a. As to whether this Lease has been supplemented or amended, and if so the substance and manner of such supplement or amendment;

         b. As to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; and

         c. As to any other matters as may reasonably be so requested.

Any such certificate may re relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

Should any banking institution, savings and loan association or other institutional lender to whom Landlord is applying for a loan which, if granted, would make such lender a Landlord's mortgagee, request reasonable modification in this Lease, the effect of which would not make a change in the rental or other economic terms of this Lease or increase Tenant's expenses or the risk to which Tenant is exposed, Tenant agrees that it shall not unreasonably withhold its agreement to such modification.

23. INITIAL CONDITION OF PREMISES - Tenant acknowledges that it has made a complete inspection of the Premises prior to the commencement of this Lease, and the Premises are satisfactory to Tenant.

24. RADON GAS - Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in building in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

25. STORMS - Tenant agrees to exercise reasonable care to protect the Property in the event a public warning should be issued that the Premises are threatened by a hurricane, tornado or storm of similar magnitude.

26. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS - If Tenant shall at any time fail to make any payments in accordance with the provisions hereof, or to take out. Pay for, maintain or deliver any of the insurance policies provided for herein, or shall fail to make any other payment or perform any other act o its part to be made or performed, then Landlord, after fifteen

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



(15) days notice to Tenant (without notice in case of an emergency) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to):

         a. Pay any amount payable by Tenant pursuant to the provisions hereof, or

         b. Make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided, and may enter upon the Premises for the purpose and take all such action thereon as may be necessary therefor.

All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such act, shall bear interest at the highest rate allowed by law.

27. NOTICE - Any notice designation, consent, approval or other communication required or permitted to be given pursuant to the provisions of this Agreement shall be given in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth on the first page of this Lease.

Either party may, by notice given in accordance with the provisions in this section, designate any further or different address to which subsequent notices, designations, consents, approvals or other communications pursuant to the provisions of this Agreement shall be sent. Any notice, designation, consent, approval or other communication shall be deemed given 3 days after such notice, designation, consent, approval or other communication shall be deposited in any post office or official depository of the United States Postal Service in the State of Florida.

28. HAZARDOUS MATERIALS - Tenant shall not knowingly cause or permit any hazardous material to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees. If the Premises are, through Tenant's fault, contaminated by hazardous materials, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value or useable space or of any amenity of the Premises), damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney's fees', consultant's fees and expert fees (including any appeals) which arise during the lease term as a result of any such contamination.

This indemnification by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean up, remediation, removal or restoration

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



work required by any federal, state or local government agency or political subdivision because of hazardous material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any hazardous material on the Premises is detected, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the contamination or introduction of such hazardous material to the Premises; provided, however, that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, so long as such actions would not potentially have any material adverse effect on the Premises.

As used herein, the term hazardous material means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local government authority, the State of Florida or the United States government. Then term "hazardous material" includes, without limitation, any material or substance that is (1) defined as a "hazardous substance" under appropriate state law provisions, (2) petroleum, (3) asbestos, (4) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 USC 1321), (5) defined as a hazardous waste pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, (42 USC 690), (6) defined as a hazardous substance pursuant to Section 10 of the Comprehensive Environmental Response, Compensation and Liability Act (42 USC 9601), or (7) defined as a regulated substance pursuant to Sub- Chapter VIII, Solid Waste Disposal Act (the regulation of underground storage tanks), (42 USC 4991).

29.      MISCELLANEOUS - The parties further agree as follows:

         a. The covenants, conditions and agreements contained in this Lease shall bind and insure to the benefit of Landlord and Tenant and their respective heirs, successors, administrators, representatives and assigns.

         b. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of Florida.

         c. The rights of the Landlord under the terms of this Lease shall be cumulative, and failure on the part of Landlord to exercise promptly any rights given under the terms of this Lease shall not operate to forfeit any of said rights nor shall the same be deemed a waiver of such rights.

         d. The parties acknowledge that each has had the opportunity to have this Agreement reviewed by counsel and notwithstanding the fact that this Agreement was initially drafted by Abrams, Anton, Robbins, Resnick & Schneider, P.A. and is on its stationery, all parties have participated equally in the final wording of this Agreement and in the event of any dispute regarding the meaning of any of the terms herein, such terms shall not be construed against the client of Abrams, Anton, Robbins, Resnick & Schneider, P.A.

         e.       This Lease shall not be recorded in the Public Records.

         f. This Agreement represents the entire understanding between the parties, and supersedes all prior agreements, oral or written, and this Lease agreement may not be amended except by an instrument in writing signed by the parties hereto.

         g. The submission of this document for examination does not constitute an option of offer to lease space at the Property. This document shall have no binding effect on the parties unless executed by the Landlord and the Tenant and a fully executed copy is delivered to the Tenant.

30. BROKERAGE - The parties acknowledge that the real estate brokers that are involved in the transaction giving rise to this Lease are Sara David Realty, Inc., and Century 21, Gerry Sullivan and Associates. The total brokerage fee is SIX PERCENT (6%) of the yearly rental, which first year's commission shall be paid at the beginning of this Lease and every year thereafter that the Tenant is in possession of the premises.

31. OPTIONS TO RENEW - The Tenant shall have the right to renew the Lease for a term of five additional years and on the terms and conditions set forth below:

During the option term, the Base Minimum Rent shall be increased in accordance with changes in the Consumer Price Index (CPI) as defined below. The Base Minimum Rental shall be increased by multiplying the rent for the immediately preceding year by a fraction, the numerator of which shall be the CPI for the third month prior to the expiration of the term and the denominator of which shall be the CPI for the third month prior to the anniversary of the Commencement Date of the Lease.

For purposes of this paragraph the Consumer Price Index is defined as follows:

The index number to be used is the "Consumer Price Index for all Urban Consumers (1982-84=100) - All items," published in the monthly Labor Review of the Bureau of Labor Statistics of the United States Department of Labor. If the aforementioned index becomes unavailable, the index to be used is the "Consumer Price Index" issued by the United States Department of Labor. If the aforementioned index becomes unavailable, the index to be used is the "Consumer Price Index" issued by the United States Department of Labor for the South Atlantic Group of States. If the last mentioned index becomes unavailable, the index to be used is the

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



"Index of the General Price Level," issued by the Federal Reserve Bank of Atlanta, Georgia. If the last mentioned index also becomes unavailable, the index to be used is the "Index of the General Price Level," issued by the Federal Reserve Bank of New York. In the event that the index number series being used becomes subsequently unavailable, and another series has to be used, then the amount of the rent payable and set from such date of unavailability of the former series shall be determined b the new series according to the relationship between the indexes in such new series and the index therein as of the previous adjustment date, but no retroactive adjustment for excess or deficiency of rent paid up to the time of use of the new series shall be made. Any revisions in the index number series used are to be effective in determining the amount of said rent except that not retroactive adjustment for excess or deficiency of rent paid up to the time of issuance of the revised index is to be made. The index number as of such adjustment date is to be ascertained approximately by means of interpolation based on the indexes nearest to that date in the index series used.

In no event, however, shall the Base Minimum Rental for any year of the Lease term be less than the Base Minimum Rental for any preceding year of the Lease term.

         a.       The terms and conditions of the Option to Renew are:

                  i. The option to renew may be exercised only if no default exists under any of the terms of this Lease when the option becomes exercisable. In addition, if Tenant has been in default by reason of a failure to pay money when due more than twice in any calendar year during the term of this Lease, no option to renew may be exercised.

         b. Tenant shall exercise its right to renew in the following manner:

                  i. At least sixty (60) days prior to the expiration of the initial term, Tenant shall notify Landlord in writing of its election to exercise the right to renew the term of this Lease for the renewal term;

                  ii. Upon the giving of the notice of exercise of this renewal option, this Lease shall be deemed to be renewed and the term thereof renewed for the period and upon the terms provided above without the execution of any further lease or instrument.


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



IN WITNESS WHEREOF, the parties have executed this Lease.

Signed, sealed and delivered in the presence of :

(Two Witnesses are required              LANDLORD:
for each signature)

__________________________               /s/ Sebastiano Salemi
                                         ---------------------
                                         SEBASTIANO SALEMI

__________________________               Date: 1/27/97



__________________________               /s/ Nunzia Salemi
                                         -----------------
                                         NUNZIA SALEMI

___________________________              Date: 1/27/97





                                         TENANT:

                                         LAKER AIRWAYS, INC., a
                                         Delaware Corporation


____________________________             By: /s/ James B. Kenney
                                             -------------------
                                             JAMES B. KENNEY,
                                             President

____________________________             Date: 1/27/97





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